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(BW)(NORTECH-SYSTEMS)(NSYS) Nortech Systems, Inc. Completes Acquisition of
Zercom Corporation

         MINNEAPOLIS--(BUSINESS WIRE)--Nov. 4, 1996--Nortech Systems, Inc. (Nasdaq: NSYS) has finalized the acquisition of Zercom Corporation, a division of Communications Systems, Inc. (CSSI), Hector, MN.

         "We are extremely pleased to have completed this acquisition," said Quent Finkelson, Chairman, President and CEO of Nortech Systems, Inc. "The addition of Zercom adds another dimension to our Contract Manufacturing business allowing us to pursue Higher Level Assembly business from current and new customers, which supports Nortech corporate strategies. Zercom's proprietary products also allow Nortech new market diversification. We expect that Zercom will positively contribute to revenue and earnings as we move forward."

         Finkelson said that Nortech intends to operate Zercom as an independent division with locations in Merrifield and Aitkin, MN.

         Nortech Systems, Inc., based in Wayzata, MN, is a manufacturer of wire harness, cable assemblies and electromechanical assemblies. Nortech Systems' Imaging Technologies Division manufactures proprietary large-screen, high resolution video monitors for radar, document and medical imaging.

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         CONTACT:  Quent Finkelson
                   Nortech Systems, Inc.
                   612/473-4102